CENTRAL AND SOUTH WEST SERVICES, INC.                                Exhibit 3
P.O. BOX 21928 TULSA, OKLAHOMA                                      Page 1 of 3
Telephone Number (918) 594 - 2000

STATEMENT OF PARTICIPATION IN RAIL CAR MAINTENANCE FACILITY
AT ALLIANCE, NEBRASKA PER SWEPCO - PSO AGREEMENT

DECEMBER 1995


A.  NUMBER OF RAIL CARS SERVICED

 SWEPCO    369       PSO    154

B.  AMOUNT OF EXPENDITURES:                     SHARED    SWEPCO        PSO

COSTS ASSIGNED 100% TO SWEPCO:

PR4001  Direct Material to SWEPCO Coal Cars             $211,107.39
PR4018  Stores Salvage - SWEPCO                         ($36,157.14)
PR4101  Direct Labor to SWEPCO Coal Cars                 $34,574.97
PR4104  Direct Labor to Rework SWEPCO Material           $12,497.17
PR4202  Ad Valorem Taxes - SWEPCO Coal Cars              $10,022.00
PR4204  Ad Valorem Taxes - Facility - Direct - SWEPCO       $175.00
PR4213  Employee Fringe Benefits - Direct Labor -
          SWEPCO                                         $13,185.99
PR4230  Payroll Taxes (FICA & UC) - Direct Labor -
          SWEPCO                                          $4,390.50
PR4238  Depreciation Expense - SWEPCO                    $10,604.00
PR4263  Lease - Supplemental Expenses - SWEPCO                $0.00
PR4270  Outside Maintenance of SWEPCO Coal Cars          $54,966.95
PR4272  Switching Fees - SWEPCO                           $3,444.80
PR4277  Repainting Coal Cars - SWEPCO                         $0.00

                 Total 100% SWEPCO Costs                $318,811.63


COSTS ASSIGNED 100% TO PSO:

PR4002  Direct Material to PSO Coal Cars                            $102,829.72
PR4015  Inventory Carrying Charges - PSO                              $2,465.06
PR4019  Stores Salvage - PSO                                        ($14,159.48)
PR4102  Direct Labor to PSO Coal Cars                                $16,256.66
PR4103  Direct Labor to Rework PSO Material                           $1,820.91
PR4205  Ad Valorem Taxes - Facility - Direct - PSO                      $103.00
PR4214  Employee Fringe Benefits - Direct Labor - PSO                 $5,274.11
PR4231  Payroll Taxes (FICA & UC) - Direct Labor - PSO                $1,756.06
PR4239  Depreciation Expense - PSO                                        $0.00
PR4271  Outside Maintenance of PSO Coal Cars                         $14,581.73
PR4273  Switching Fees - PSO                                          $1,004.49
PR4278  Repainting Coal Cars - PSO                                        $0.00

                Total 100% PSO Costs                                $131,932.26

                                                                    Exhibit 3
                                                                   Page 2 of 3


COSTS TO BE SHARED {Ratio of Direct Labor}:     SHARED    SWEPCO        PSO


PR4010  Shop Material                         $3,833.22
PR4011  Small Tools                            ($425.59)
PR4012  Facility Maintenance - Material       $1,171.53
PR4013  Sale of Scrap (Cr.)                 ($16,919.45)
PR4016  Switch Engine Operation and
          Maintenance                         $8,877.80
PR4017  Equipment Operation and
          Maintenance                         $3,597.21
PR4020  Stores Salvage - Joint                    $0.00
PR4110  Supervision                           $9,418.97
PR4111  Clerical                              $5,051.15
PR4112  Training and Safety                   $7,720.11
PR4113  General Shop Labor                    $7,921.84
PR4114  Facility Maintenance - Labor         $10,009.97
PR4116  Switch Engine Operation and
          Maintenance                         $9,772.57
PR4201  Ad Valorem Taxes - Facility           $3,289.00
PR4203  Taxes - Other                         $1,234.00
PR4206  Data Processing Charges                 $574.40
PR4207  General Office Overhead               $1,397.53
PR4210  Employee Activities                   $1,196.50
PR4211  Employee Expenses                     $3,127.88
PR4212  Employee Fringe Benefits             $19,111.87
PR4215  Employee Sick Benefits                    $0.00
PR4220  Injuries and Damages                      $0.00
PR4221  Insurance - Liability and Property        $0.00
PR4225  Maintenance of Facilities
          (Contracted)                        $1,200.00
PR4226  Office Supplies and Expenses          $1,128.74
PR4232  Payroll Taxes (FICA & UC) - Other     $4,861.34
PR4233  Special Services                          $0.00
PR4234  Utilities - Heat, Light, Power and
          Water                              $11,915.11
PR4235  Utilities - Telephone                   $469.71
PR4236  Vehicle Expense                          $96.27
PR4237  Depreciation Expense                      $0.00
PR4250  Miscellaneous                           $365.00
PR4262  Lease - Basic - All Except Coal
          Cars                               $32,962.01
PR4264  Lease - Supplemental Expenses -
          Facility                                $0.00
               Total Costs Shared on Cost Ratio
                  {see computation below} -

         SWEPCO 72.25%  PSO    27.75%      $132,958.69   $96,062.65  $36,896.04


         Capital Recovery on Capital Expenditures not
          Covered Under Lease Agreement {Cost Ratio}                  $3,018.16


                     TOTAL COSTS FOR THE MONTH          $414,874.28 $171,846.46

                                                                    Exhibit 3
                                                                   Page 3 of 3


C. COMPUTATION OF COST RATIO:



101, 104 Direct Labor SWEPCO $47,072.14   72.25 %   SWEPCO

102, 103 Direct Labor PSO    $18,077.57   27.75 %   PSO

         Total Direct Labor  $65,149.71  100.00 %